UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2017 (May 4, 2017)

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (the "Amendment") amends the Current Report on Form 8-K filed by P. H. Company (the "Company") on May 4, 2017 (the "Original Form 8-K") to report the final voting results of the Company's 2017 Annual Meeting of Shareholders held that same day (the "2017 Annual Meeting"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future shareholder advisory votes to approve the compensation of the Company's named executive officers ("say-on-pay"). No other changes have been made to the Original Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d)

As previously reported in the Original Form 8-K, in an advisory (non-binding) vote held at the 2017 Annual Meeting on the frequency of future say-on-pay votes, the Company’s shareholders expressed a preference (75% of votes cast) for the frequency of “Every Year.” The Board of Directors of the Company (the “Board”) considered the outcome of this advisory vote and, in accordance with the its recommendation set forth in the Company’s Proxy Statement for the 2017 Annual Meeting and consistent with the stated preference of the majority of the Company’s shareholders, the Board has determined that future advisory shareholder votes on executive compensation will be conducted on an annual basis, until the next advisory vote on frequency is held. The next advisory vote regarding the frequency of say-on-pay votes is required to occur no later than the Company's 2023 Annual Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

June 22, 2017	By:	/s/ Kent K Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel and Corporate Secretary